Exhibit 10.7

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”) is entered into as of [—],
201[—] (the “Effective Date”) by and between Danaher Corporation, a Delaware corporation (“Danaher”) and Potomac Holding LLC, a Delaware limited liability company (the “Newco” and, collectively with Danaher, the “Parties”). Capitalized terms used herein without being defined in this Agreement shall have the respective meanings given such terms in the Separation and Distribution Agreement, dated as of October 12, 2014 (as amended, modified or supplemented from time to time in accordance with its terms, the “Distribution Agreement”), by and between Danaher and Newco.

WHEREAS, this Agreement is executed and delivered by the Parties in connection with the closing of the transactions contemplated by the Distribution Agreement;

WHEREAS, Danaher or its Subsidiaries own certain Patents, Copyrights and Trade Secrets which may be used in the Communications Business as of the Effective Date;

WHEREAS, Newco desires to obtain a license from Danaher to use such Intellectual Property on the terms set forth herein;

WHEREAS, Newco or its Subsidiaries own certain Patents, Copyrights and Trade Secrets which may be used in the businesses or assets of Danaher or its Subsidiaries (other than the Communications Business) as of the Effective Date (the “Danaher Business”); and

WHEREAS, Danaher desires to obtain a license from Newco to use such Intellectual Property on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

a.	“Danaher Licensed Copyrights and Trade Secrets” means those Copyrights (excluding any Trademarks) and Trade Secrets owned by Danaher or its Subsidiaries (other than Newco and its Subsidiaries) as of the Closing Date, only if and to the extent used in or held for use in the Communications Business as of the Closing Date (including the Copyrights and Trade Secrets in the Technology that is embodied in the Newco Products) or embodied by the Technology otherwise delivered to Newco or its Subsidiaries as of the Closing or pursuant to Section 1.08 of the Distribution Agreement; provided, however, that Danaher Licensed Copyrights and Trade Secrets shall not include any Excluded IP.

b.	“Danaher Licensed IP” means the Danaher Licensed Copyrights and Trade Secrets and the Danaher Licensed Patents.

c.	“Danaher Licensed Patents” means (i) those Patents owned by Danaher or its Subsidiaries (other than Newco and its Subsidiaries) as of the Closing Date, including Patents set forth in Part 2.8(a)(i) of the Danaher Disclosure Letter of the Merger Agreement (other than those of such Patents owned by or transferred to Newco or its Subsidiaries), and (ii) those Patents filed by Danaher or its Subsidiaries (other than Newco and its Subsidiaries) within one (1) year of the Closing Date to the extent covering patentable subject matter owned by Danaher or its Subsidiaries (other than Newco and its Subsidiaries) as of the Closing Date and not otherwise transferred to Newco or its Subsidiaries, in each case (i) and (ii), only if and to the extent that, absent a license, the conduct of the Communications Business as of the Closing Date would infringe issued patents included in, or any patents that may issue on any patent applications included in, any of the the foregoing; provided, however, that Danaher Licensed Patents shall not include any Excluded IP.

d.	“Excluded IP” means those Patents, Copyrights or Trade Secrets (i) comprising Communications Assets, or (ii) which are contemplated to be transferred or otherwise provided pursuant to Section 1.08 of the Distribution Agreement, or licensed or otherwise provided under the Transition Services Agreement or licensed under the DBS License Agreement.

e.	“Licensed IP” means the Danaher Licensed IP and Newco Licensed IP, collectively.

f.	“Newco Group” means the direct and indirect, wholly-owned Subsidiaries of Newco (but only as long as such entities remain direct or indirect, wholly-owned Subsidiaries of Newco).

g.	“Newco Licensed Copyrights and Trade Secrets” means those Copyrights (excluding any Trademarks) and Trade Secrets owned by Newco or its Subsidiaries as of the Closing Date, only if and to the extent used in the Danaher Business as of the Closing Date.

h.	“Newco Licensed IP” means the Newco Licensed Copyrights and Trade Secrets and the Newco Licensed Patents.

i.	“Newco Licensed Patents” means (i) those Patents owned by Newco or its Subsidiaries as of the Closing Date, and (ii) those Patents filed by Newco or its Subsidiaries within one (1) year of the Closing Date to the extent covering patentable subject matter owned by Newco or its Subsidiaries as of the Closing Date, in each case (i) and (ii), only if and to the extent that, absent a license, the conduct of the Danaher Business as of the Closing Date would infringe issued patents included in, or any patents that may issue on any patent applications included in, any of the foregoing.

2.	LICENSE GRANT

(a) Subject to the fulfillment of the terms and conditions of this Agreement, Danaher (on behalf of itself and its Subsidiaries) hereby grants to Newco a worldwide, non-exclusive, royalty-free, sublicenseable (for the benefit of the Newco Group or incidental to or implied by the exercise of such license (including to subcontractors, distributors and end users), but except as expressly permitted under this Agreement, not for the independent use of third parties), perpetual, and irrevocable license, to use and otherwise exploit the Danaher Licensed IP as follows: (i) with respect to any Danaher Licensed Patent, only with respect to those products, processes and activities of the Communications Business as of the Closing Date and products and processes that are substantially similar to or improvements of the foregoing, and (ii) with respect to the Danaher Licensed Copyrights and Trade Secrets, only within the scope of the Communications Business and natural evolutions of such business and, except the digital cable installation products and services of the Danaher Business currently marketed under the name “VERSIV”, or any products and services that are equivalent or substantially similar to or improvements of the foregoing, other business of Newco or its Subsidiaries. Newco shall ensure that each of its sublicensees complies with all applicable terms and conditions hereof and shall be directly liable hereunder in the event of any breach or non-compliance by any such sublicensees.

(b) Subject to the fulfillment of the terms and conditions of this Agreement, Newco (on behalf of itself and its Subsidiaries) hereby grants to Danaher a worldwide, non-exclusive, royalty-free, sublicenseable (for the benefit of the Danaher Group or incidental to or implied by the exercise of such license (including to subcontractors, distributors and end users), but except as expressly permitted under this Agreement, not for the independent use of third parties), perpetual, and irrevocable license, to use and otherwise exploit the Newco Licensed IP as follows: (i) with respect to any Newco Licensed Patent, only with respect to those products, processes and activities of the Danaher Business as of the Closing Date and products and processes that are substantially similar to or improvements of the foregoing, and (ii) with respect to the Newco Licensed Copyrights and Trade Secrets, only within the scope of the Danaher Business and natural evolutions of such business. Danaher shall ensure that each of its sublicensees complies with all applicable terms and conditions hereof and shall be directly liable hereunder in the event of any breach or non-compliance by any such sublicensees. The foregoing licenses to Danaher shall be subject to any non-competition obligations of Danaher to Newco as expressly agreed in writing by Danaher and may not be exercised for, and do not extend to, the NetScout Restricted Business (as such term is defined in Section 5.15 (Covenant Not to Compete) of the Agreement and Plan of Merger and Reorganization dated October 12, 2014 by and among the Parties and NetScout, Systems, Inc., RS Merger Sub I, Inc. and RS Merger Sub II, LLC (“Merger Agreement”)).

3.	INTELLECTUAL PROPERTY RIGHTS

(a) Danaher shall retain the entire right, title and interest in and to the Danaher Licensed IP including all intellectual property rights therein. For the avoidance of doubt, Danaher shall have the sole right to defend and enforce any and all intellectual property rights covering the Danaher Licensed IP.

(b) Newco shall retain the entire right, title and interest in and to the Newco Licensed IP including all intellectual property rights therein. For the avoidance of doubt, Newco shall have the sole right to defend and enforce any and all intellectual property rights covering the Newco Licensed IP.

4.	DISCLAIMER

EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY (ON BEHALF OF ITSELF AND ITS AFFILIATES) ACKNOWLEDGES AND AGREES THAT THE LICENSED IP IS PROVIDED “AS IS,” EACH PARTY ASSUMES ALL RISKS AND LIABILITIES ARISING FROM OR RELATING TO ITS USE OF, AND RELIANCE UPON, THE LICENSED IP, AND THAT NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES IN RESPECT OF THE LICENSED IP OF ANY KIND, NATURE OR DESCRIPTION, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, AND DANAHER AND NEWCO HEREBY EXPRESSLY DISCLAIM THE SAME.

5.	GENERAL PROVISIONS

a. Certain Provisions Incorporated by Reference. The provisions of Sections 8.01, 9.03, 9.13, 9.14, 9.15 of the Distribution Agreement are hereby incorporated by reference mutatis mutandis.

b. Press Releases and Announcements. Neither Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party.

c. Notices. The provisions of Section 9.06 of the Distribution Agreement are hereby incorporated by reference mutatis mutandis, except that the notices and communications delivered to Newco hereunder shall be delivered as set forth below.

If to Danaher: c/o Danaher Corporation 2200 Pennsylvania Ave., NW- Suite 800W Washington, DC 20037-1701		With required copies to: Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
Attention: Email: Facsimile: Attention: Email: Facsimile:	Attila Bodi attila.bodi@danaher.com 202-419-7676 Jonathan Schwarz jonathan.schwarz@danaher.com 202-419-7668	Attention: Email: Facsimile:	Joseph A. Coco Thomas W. Greenberg joseph.coco@skadden.com thomas.greenberg@skadden.com (212) 735-2000

If to Newco: Potomac Holding LLC c/o NetScout Systems, Inc.		With required copies to: Cooley LLP 500 Boylston Street, 14th Floor

310 Littleton Road		Boston, MA 02116
Westford, MA 01886		Attention:	Miguel J. Vega
Attention: E-mail: Facsimile:	Anil Singhal Anil.Singhal@netscout.com (978) 614-4004	Email: Facsimile:	Barbara Borden mvega@cooley.com bborden@cooley.com (617) 937-2400

d. Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Notwithstanding any other provision in this Section 6(d), for the avoidance of doubt, neither Party may amend or waive any provision of this Agreement without the prior written consent of the other Party.

e. Incorporation of Other Documents. The other documents referred to herein and all documents and instruments contemplated hereby and thereby are incorporated herein by reference and made a part hereof but only with respect to the specific portions thereof referenced herein.

f. Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties.

g. Assignment. Danaher and Newco shall each be entitled to assign or otherwise transfer this Agreement without the consent of the other Party, provided that in no event shall (i) Newco be permitted to assign or otherwise transfer any of its rights as a licensee hereunder, in whole or in part, other than in connection with the sale or transfer of all or the applicable portion of the Communications Business to which this Agreement relates or to an affiliate in connection with a reorganization, reincorporation or any similar transactions, or (ii) Danaher be permitted to assign or otherwise transfer any of its rights as a licensee hereunder, in whole or in part, other than in connection with the sale or transfer of all or the applicable portion of the Danaher Business to which this Agreement relates or to an affiliate in connection with a reorganization, reincorporation or any similar transactions. Notwithstanding anything to the contrary herein, the licenses granted herein with respect to the Danaher Licensed Patents and Newco Licensed Patents, respectively, shall not apply to, and no licenses or other rights are granted hereunder with respect to, (i) any products, processes or activities of a Person that is not a member of the Newco Group or Danaher Group, respectively, as of the Effective Date, other than with respect to sublicenses of the Danaher Licensed Patents and Newco Licensed Patents, respectively, as expressly permitted under Section 2, or (ii) to any products, processes or activities of any Person that becomes a member of the Newco Group or Danaher Group, respectively, after the Closing Date, which products, processes or activities exist prior to the date that such Person becomes a member of the Newco Group or Danaher Group, respectively.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

Danaher Corporation

By:
Name:
Title:

Potomac Holding LLC

By:
Name:
Title: